EXHIBIT 99.1

The Joint Corp. Reports First Quarter 2021 Financial Results

- Grows Revenue 29%, System-wide Sales 28%, and System-wide Comp Sales 21%, Compared to Q1 2020 -
- Reports Operating Income of $2.0 Million, Up 162% Compared to Q1 2020 -
- Posts Adjusted EBITDA of $3.5 Million, Up 108% Compared to Q1 2020 -
- Raises 2021 Revenue and Adjusted EBITDA Guidance -

SCOTTSDALE, Ariz., May 06, 2021 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager, and franchisor of chiropractic clinics, reported its financial results for the quarter ended March 31, 2021.

Financial Highlights: Q1 2021 Compared to Q1 2020

  Grew revenue 29% to $17.5 million.
  Increased system-wide sales1 by 28%, to $77.8 million.
  Reported system-wide comp sales2 increase of 21%.
  Posted operating income of $2.0 million, compared to $753,000.
  Reported Adjusted EBITDA of $3.5 million, more than doubled from $1.7 million.

Q1 2021 Operating Highlights

  Sold 26 franchise licenses, compared to 24 in Q1 2020.
  Increased total clinics to 592 at March 31, 2021, 527 franchised and 65 company-owned or managed, up from 579 at December 31, 2020.
    Opened 12 new franchised clinics, compared to 16 in Q1 2020.
    Opened 1 new greenfield clinic, same as in Q1 2020.
  Repurchased the regional developer (RD) rights in Georgia on January 1, 2021. Combined with the RD rights for North Carolina repurchased on December 31, 2020, the transactions totaled $2.4 million. As a result, 69 franchised clinics and 37 signed franchise license agreements for unopened clinics shifted from management by RDs to corporate management, thereby eliminating the RD sales commissions and royalties of 3% of gross sales.

“Entering 2021, we were well positioned with a resilient business model, an accomplished team operating at a very high level, and a strong financial position,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “During first quarter, we focused on our plan to accelerate growth, including strengthening our corporate development leadership to facilitate greenfield openings and launching a new Grand Opening program. Our efforts delivered strong quarterly financial results and a record number of new patients per clinic for the month of March, beating our prior high in March 2019. We continue to strive toward our goal of 1,000 open clinics by the end of 2023, which we expect to be a tipping point. At scale of this magnitude, as proven repeatedly by many franchise systems that are now household names, we can more easily and effectively leverage our brand, marketing and operations foundation, which we expect to drive growth at an even faster pace. Combined with the large and expanding chiropractic care market opportunity, we believe in our long-term ability to increase stakeholder value.”

Financial Results for the Three Months Ended March 31, 2021 Compared to 2020

Revenue was $17.5 million in the first quarter of 2021, compared to $13.6 million in the first quarter of 2020, reflecting a greater number of clinics and continued organic growth. Cost of revenue was $1.8 million, compared to $1.5 million in the first quarter of 2020, reflecting the increase in franchised clinics and the associated higher regional developer royalties and commissions.

Selling and marketing expenses were $2.5 million, up 21%, driven by an increase in advertising fund expenditures from a larger franchise base and an increase in local marketing expenditures by the company-owned or managed clinics. General and administrative expenses were $10.1 million, compared to $8.7 million in the first quarter of 2020, primarily due to an increase in payroll and related expenses to support revenue growth and a greater number of clinics. As a percentage of revenue, general and administrative expenses during the first quarter of 2021 and 2020 were 57% and 64%, respectively, reflecting improved leverage in the operating model, which is not expected to continue when more greenfields are opened.

Operating income was $2.0 million, compared to $753,000 in first quarter of 2020. Income tax benefit was $364,000, compared to $66,000 in the first quarter of 2020. The income tax benefit was primarily driven by excess tax benefits from the exercise of stock options. Net income was $2.3 million, or $0.16 per diluted share, compared to $815,000, or $0.06 per diluted share, in the first quarter of 2020.

Adjusted EBITDA was $3.5 million, compared to $1.7 million in first quarter of 2020. The company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income before net interest, tax expense, depreciation, and amortization expenses.

Balance Sheet Liquidity

Unrestricted cash was $17.8 million at March 31, 2021, compared to $20.6 million at December 31, 2020. The change reflects $2.3 million in cash flow from operating activities, which was more than offset by the repayment of the $2.7 million PPP loan and $2.3 million used in investing activities for RD territory repurchase, greenfield development and IT capital expenditures during the first quarter of 2021.

Updated 2021 Guidance for Financial Results and Clinic Openings

Due to strong first quarter 2021 revenues and a shift in the expected timing of greenfield openings, management updated the 2021 financial guidance.

  Revenue is now expected to be between $73.5 million and $77.5 million, up from March 5, 2021 guidance of between $73 million and $77 million and compared to $58.7 million in 2020.
  Adjusted EBITDA is now expected to be between $11.0 million and $12.5 million, up from prior guidance of between $10.5 million and $12.0 million and compared to $9.1 million in 2020.
  The expected number of franchised clinic openings remains between 80 and 100, compared to 70 in 2020.
  The expected number of company-owned or managed clinic increases, through a combination of both greenfields and buybacks, remains between 20 and 30, compared to 4 in 2020.

Conference Call
The Joint Corp. management will host a conference call at 5 p.m. ET on Thursday, May 6, 2021, to discuss the first quarter 2021 results. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 765-507-2604 or 844-464-3931 and referencing code 6699865 approximately 15 minutes prior to the start time. The accompanying slide presentation will be in the IR section of the website under Presentations and in Events. A live webcast of the conference call will also be available on the IR section of the company’s website at https://ir.thejoint.com/events. An audio replay will be available two hours after the conclusion of the call through May 13, 2021. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 6699865.

Non-GAAP Financial Information
This release includes a presentation of non-GAAP financial measures. System-wide sales include sales at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of net income/(loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the continuing impact of the COVID-19 outbreak on the economy and our operations (including temporary clinic closures, shortened business hours and reduced patient demand), our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, and the other factors described in “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2020, as updated or revised for any material changes described in any subsequently-filed Quarterly Reports on Form 10-Q or other SEC filings. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, the company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With more than 600 locations nationwide and over eight million patient visits annually, The Joint is a key leader in the chiropractic industry. Named on Franchise Times “Top 200+ Franchises” and Entrepreneur’s “Franchise 500®” lists, The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

– Financial Tables Follow –

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2021	2020
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$17,834,526	$20,554,258
Restricted cash	172,624	265,371
Accounts receivable, net	2,292,507	1,850,499
Deferred franchise and regional development costs, current portion	910,008	897,551
Prepaid expenses and other current assets	1,950,402	1,566,025
Total current assets	23,160,067	25,133,704
Property and equipment, net	9,338,838	8,747,369
Operating lease right-of-use asset	13,010,941	11,581,435
Deferred franchise and regional development costs, net of current portion	4,467,579	4,340,756
Intangible assets, net	3,444,538	2,865,006
Goodwill	4,625,604	4,625,604
Deferred tax assets	8,426,443	8,007,633
Deposits and other assets	433,549	431,336
Total assets	$66,907,559	$65,732,843

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,154,803	$1,561,648
Accrued expenses	830,714	770,221
Co-op funds liability	172,623	248,468
Payroll liabilities	2,559,016	2,776,036
Debt under the Credit Agreement	2,000,000	-
Operating lease liability, current portion	3,125,921	2,918,140
Finance lease liability, current portion	75,992	70,507
Deferred franchise and regional development fee revenue, current portion	3,045,868	3,000,369
Deferred revenue from company clinics ($2.7 million and $2.6 million attributable to VIE)	3,971,067	3,905,200
Debt under the Paycheck Protection Program	-	2,727,970
Other current liabilities	707,763	707,085
Total current liabilities	17,643,767	18,685,644
Operating lease liability, net of current portion	12,246,741	10,632,672
Finance lease liability, net of current portion	114,887	132,469
Debt under the Credit Agreement	-	2,000,000
Deferred franchise and regional development fee revenue, net of current portion	13,560,449	13,503,745
Deferred tax liability	-	-
Other liabilities	27,230	27,230
Total liabilities	43,593,074	44,981,760
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized, 0 issued and outstanding, as of March 31, 2021 and December 31, 2020	-	-
Common stock, $0.001 par value; 20,000,000 shares authorized, 14,288,111 shares issued and 14,257,325 shares outstanding as of March 31, 2021 and 14,174,237 shares issued and 14,157,070 outstanding as of December 31, 2020	14,288	14,174
Additional paid-in capital	42,217,157	41,350,001
Treasury stock 30,786 shares as of March 31, 2021 and 17,167 shares as of December 31, 2020, at cost	(761,265)	(143,111)
Accumulated deficit	(18,155,795)	(20,470,081)
Total The Joint Corp. stockholders' equity	23,314,385	20,750,983
Non-controlling Interest	100	100
Total equity	23,314,485	20,751,083
Total liabilities and stockholders' equity	$66,907,559	$65,732,843

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Revenues from company-owned or managed clinics	$9,470,860	$7,294,295
Royalty fees	4,769,246	3,718,230
Franchise fees	695,427	512,751
Advertising fund revenue	1,374,741	1,057,618
Software fees	760,537	645,725
Regional developer fees	217,956	207,642
Other revenues	259,198	208,225
Total revenues	17,547,965	13,644,486
Cost of revenues:
Franchise and regional developer cost of revenues	1,624,572	1,417,491
IT cost of revenues	140,745	68,664
Total cost of revenues	1,765,317	1,486,155
Selling and marketing expenses	2,489,279	2,055,289
Depreciation and amortization	1,169,866	654,249
General and administrative expenses	10,087,060	8,694,250
Total selling, general and administrative expenses	13,746,205	11,403,788
Net loss on disposition or impairment	64,767	1,193
Income from operations	1,971,676	753,350
Other expense, net	(21,537)	(4,337)
Income before income tax benefit	1,950,139	749,013
Income tax benefit	(364,148)	(65,934)
Net income and comprehensive income	$2,314,287	$814,947
Less: income attributable to the non-controlling interest	-	-
Net income attributable to The Joint Corp. stockholders	$2,314,287	$814,947

Earnings per share:
Basic earnings per share	$0.16	$0.06
Diluted earnings per share	$0.16	$0.06

Basic weighted average shares	14,178,542	13,890,673
Diluted weighted average shares	14,854,809	14,483,584

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net income	$2,314,287	$814,947
Adjustments to reconcile net income to net cash
provided by operating activities	1,026,870	856,566
Changes in operating assets and liabilities	(1,069,709)	(199,691)
Net cash provided by operating activities	2,271,448	1,471,822
Net cash used in investing activities	(2,340,341)	(1,221,493)
Net cash (used in) provided by financing activities	(2,743,586)	2,077,263
Net (decrease) increase in cash, cash equivalents and restricted cash	$(2,812,479)	$2,327,592

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES RECONCILIATION FOR GAAP TO NON-GAAP

	Three Months Ended
	March 31,
Non-GAAP Financial Data:	2021	2020
Net income	$2,314,287	$814,947
Net interest	21,537	4,337
Depreciation and amortization expense	1,169,866	654,249
Income tax benefit	(364,148)	(65,934)
EBITDA	$3,141,542	$1,407,599
Stock compensation expense	246,494	250,392
Acquisition related expenses	5,974	-
Net loss on disposition or impairment	64,767	1,193
Adjusted EBITDA	$3,458,777	$1,659,184

_____________________________________
1 System-wide sales include sales at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2 Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.